SUB-ITEM 77H

The following shareholders held greater than 25% of the outstanding shares of a series of the Trust as of February 28, 2010:

Fund	Shareholder

GMO Alpha Only Fund	Evergreen Asset Allocation Trust

GMO Alternative Asset Opportunity Fund	GMO Benchmark Free Allocation Fund

GMO Asset Allocation Bond Fund	Evergreen Asset Allocation Trust

GMO Alternative Asset SPC Fund	GMO Alternative Asset Opportunity Fund

GMO Core Plus Bond Fund	State Street Bank and Trust Company as TTEE for GMAM Group Pension Trust II

GMO Currency Hedged International Bond Fund	State Street Bank and Trust Company as TTEE for GMAM Group Pension Trust II
GMO Currency Hedged International Bond Fund	Teachers' Retirement System of The City Of New York

GMO Currency Hedged International Equity Fund	State Street Bank and Trust Company as TTEE for GMAM Group Pension Trust II

GMO Developed World Stock Fund	Dow Employees Pension Plan

GMO Domestic Bond Fund	Evergreen Asset Allocation Trust

GMO Emerging Countries	Fidelity Investments Institutional Operations Company (FIIOC) as agent for certain employee benefit plans

GMO Flexible Equities Fund	Evergreen Asset Allocation Trust

GMO Global Bond Fund	Mars Pension Trustees Ltd.

GMO Inflation Indexed Plus Bond Fund	Evergreen Asset Allocation Trust
GMO Inflation Indexed Plus Bond Fund	Mac & Co. A/C NYXF1776772 FBO Bell Atlantic Master Trust

GMO International Bond Fund	John Hancock Financial Services Inc Pension Plan

GMO Real Estate Fund	Mac & Co 10000643000 FBO Princeton

GMO Short Duration Collateral Share Fund	Thomas F. Cooper
GMO Short Duration Collateral Share Fund	William L. Nemerever

GMO Short Duration Collateral Fund	GMO Strategic Fixed Income Fund

GMO Short-Duration Investment Fund	GMO Global Balanced Asset Allocation Fund

GMO Special Purpose Holding Fund	Verib NYXF1776322

GMO Special Situation Fund	Evergreen Asset Allocation Trust
GMO Special Situation Fund	GMO Global Balanced Asset Allocation Fund

GMO SPV I, LLC	GMO Special Purpose Holding Fund

GMO Strategic Fixed Income Fund	Evergreen Asset Allocation Trust

GMO Strategic Opportunities Allocation Fund	South Carolina Retirement System

GMO Taiwan Fund	Pension Reserves Investment Trust

GMO Tax-Managed U.S. Equity Fund	SEI Private Trust 10000642000 C/O Mellon Bank FBO Princeton
GMO Tax-Managed U.S. Equity Fund	Smith, VICARS Investments, LLC

GMO Tobacco Free Core Fund	Council For World Mission

GMO US Equity Allocation Fund	The Northern Trust Company Trustee FBO New Page Corporation AC 22-22029

GMO U.S. Growth Fund	The Northern Trust Co., Trustee of the Aerospace Corp. of Employees Retirement Plan Trust

GMO U.S. Intrinsic Value Fund	Hopke Partnership

GMO U.S. Small/Mid Cap Value Fund	Maine State Retirement System

GMO U.S. Small/Mid Cap Growth Fund	Maine State Retirement System

GMO US Treasury Fund	GMO Special Situation Fund

GMO World Opportunity Overlay Fund	GMO Strategic Fixed Income Fund

The following shareholders ceased to hold greater than 25% of the outstanding shares of a series of the Trust during the period August 31, 2009 through February 28, 2010:

Fund	Shareholder

GMO Fixed Income Fund	Evergreen Asset Allocation Trust
GMO Global Bond Fund	Fresno County Employees' Retirement Association
GMO SPV I, LLC	GMO Alpha Libor Fund
GMO Taiwan Fund	State of Connecticut Retirement Plan and Trust Funds